                                                                  EXHIBIT (a)(3)

                            ST. JUDE MEDICAL, INC.

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of St. Jude Medical, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase (as defined below)). Such form, properly completed and duly executed, may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions (as defined in the Offer to Purchase) only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. The Eligible Institution which completes this form must communicate the Guarantee to the Depositary and must deliver the Letter of Transmittal and Shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

        By Mail:             By Overnight Courier:            By Hand:



 American Stock Transfer
     & Trust Company
                    American Stock Transfer & Trust Company
                                                       American Stock Transfer
                                40 Wall Street             & Trust Company
     40 Wall Street        New York, New York 10005     40 Wall Street, 46th
New York, New York 10005                                        Floor

                                                      New York, New York 10005
                     Facsimile for Eligible Institutions:
                                (718) 234-5001

                             Confirm by Telephone:
                                (800) 937-5449
                                (718) 921-8200

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

               THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.
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Ladies and Gentlemen:

  The undersigned hereby tenders to St. Jude Medical, Inc., a Minnesota corporation (the "Company"), at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 12, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.10 per share (the "Shares"), including the associated Preferred Stock Purchase Rights (the "Rights"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the Rights are redeemed by the Company or become separately tradeable prior to the Expiration Time (as defined in the Offer to Purchase), a tender of Shares will also constitute a tender of the associated Rights. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

Number of Shares: ___________________     -------------------------------------


Certificate Nos.: (if available)          -------------------------------------
                                          SIGNATURE(S)


-------------------------------------
                                          Dated:_________________________, 1998


-------------------------------------
                                          Name(s)


If Shares will be tendered by book-
entry transfer:                           -------------------------------------

Name of Tendering Institution:
                                          -------------------------------------

-------------------------------------     (Please Print)


Account No. at DTC __________________     -------------------------------------

                                          -------------------------------------
                                          Address

                                          -------------------------------------
                                          Area Code and Telephone Number

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------
   IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE NOTICE OF
           GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED MUST BE USED.
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    CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS
      CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS
                 BELOW), THERE IS NO VALID TENDER OF SHARES.

  [_] $32.000     [_] $33.500    [_] $35.000    [_] $36.375    [_] $37.750
  [_] $32.125     [_] $33.625    [_] $35.125    [_] $36.500    [_] $37.875
  [_] $32.250     [_] $33.750    [_] $35.250    [_] $36.625    [_] $38.000
  [_] $32.375     [_] $33.875    [_] $35.375    [_] $36.750    [_] $38.125
  [_] $32.500     [_] $34.000    [_] $35.500    [_] $36.875    [_] $38.250
  [_] $32.625     [_] $34.125    [_] $35.625    [_] $37.000    [_] $38.375
  [_] $32.750     [_] $34.250    [_] $35.750    [_] $37.125    [_] $38.500
  [_] $32.875     [_] $34.375    [_] $35.875    [_] $37.250    [_] $38.625
  [_] $33.000     [_] $34.500    [_] $36.000    [_] $37.375    [_] $38.750
  [_] $33.125     [_] $34.625    [_] $36.125    [_] $37.500    [_] $38.875
  [_] $33.250     [_] $34.750    [_] $36.250    [_] $37.625    [_] $39.000
  [_] $33.375     [_] $34.875



                                    ODD LOTS

   This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on February 11, 1998, and who continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares (excluding Restricted Shares (as defined in the Offer to Purchase)).

   The undersigned either (check one box):

 [_]owned beneficially, as of the close of business on February 11, 1998, and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares (excluding Restricted Shares), all of which are being tendered, or

 [_]is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on February 11, 1998, and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares (excluding Restricted Shares) and is tendering all of such Shares.

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   If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). [_]

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States that is a member of one of the Stock Transfer Association's approved medallion programs (such as Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at its address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

 Name of Firm ______________________________________________________________

 Address ___________________________________________________________________
                              City, State, Zip Code

 Authorized Signature ______________________________________________________

 Name ______________________________________________________________________

 ___________________________________________________________________________

 Title _____________________________________________________________________


 Area Code and Telephone Number ____________________________________________

 Dated: ___________ , 1998

 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE
                      SENT WITH THE LETTER OF TRANSMITTAL.